Exhibit 10.2.4

THIRD AMENDMENT TO THE CARDINAL HEALTH, INC. 2005 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED AS OF NOVEMBER 5, 2008

This Third Amendment to the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended and restated as of November 5, 2008 (the “Plan”), is effective as of May 6, 2014, pursuant to resolutions of the Human Resources and Compensation Committee of the Board of Directors of Cardinal Health, Inc., adopted during a meeting held on May 6, 2014.

1. The first sentence of Subsection (ll) of Section 2 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

““Termination of Employment” means, unless otherwise provided in an Award Agreement, ceasing to be an Employee; provided, however, that, unless otherwise determined by the Administrator, for purposes of this Plan, a Participant will not be deemed to have had a Termination of Employment if such Participant continues to be or becomes a Director or becomes an independent contractor, leased employee or consultant to the Company.”